UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 12, 2005

Dark Dynamite, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
1-10559 (Commission File Number)	65-1021346 (IRS Employer Identification Number)

c/o Jared Gold President
63 West 100 South, 2nd Floor Studio Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 746-3435
(Registrant's telephone number, including area code)

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

A letter dated August 12, 2005, was received by Dark Dynamite, Inc. (the "Company") on August 17, 2005 indicating the resignation of Bongiovanni & Associates, P.A. of Pompano Beach, Florida ("Bongiovanni") as the certifying accountant engaged to audit the Company's financial statements effective immediately.

The audit reports of Bongiovanni on the Company's financial statements for the fiscal year ending December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the fiscal year ending December 31, 2004 and the subsequent interim periods of March 31, 2005, through August 12, 2005 the date of Bongiovanni's resignation, the Company had no disagreements with Bongiovanni on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Bongiovanni to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

The Company provided Bongiovanni with a copy of this report prior to filing it with the SEC. The Company requested that Bongiovanni furnish the Company with a letter to the SEC stating whether Bongiovanni agrees with the above statements. A copy of Bongiovanni's letter dated August 23, 2005 is filed as Exhibit 16(ii) to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included as part of this report:

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION

16(i)	4	Resignation letter of Bongiovanni & Associates, P.A., dated August 12, 2005.

16(ii)	5	Consent letter of Bongiovanni & Associates, P.A., dated August 23, 2005.

2

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dark Dynamite, Inc.

Date: August 23, 2005	By:	/s/ Jared Gold
Jared Gold CEO, President and Director

3